Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

The Shareholders and Board of Trustees
Hennessy Cornerstone Growth Fund, Series II:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the headings “Financial Highlights” in the prospectus and “Other Information” in the Statement of Additional Information.

/s/ KPMG LLP

Chicago, Illinois
October 30, 2006